EXHIBIT 23.1

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We have issued our report dated February 11, 2005, accompanying the consolidated financial statements and schedules included in the Annual Report of Color Imaging, Inc. on Form 10-K for the year ended December 31, 2004. We hereby consent to the incorporation by reference of said report in the Color Imaging, Inc.'s Registration Statement on Form S-8 (Reg. No. 333-111506).


                                                /s/ LAZAR LEVINE & FELIX LLP
                                                LAZAR LEVINE & FELIX LLP

New York, NY
February 22, 2004